As filed with the Securities and Exchange Commission on February 9, 2006

Registration No. 333-01111

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

1995 OMNIBUS AND INCENTIVE PLAN FOR AMERICREDIT CORP.

(Full title of the plan)

J. Michael May Senior Vice President, Chief Legal Officer and Secretary AmeriCredit Corp 801 Cherry Street, Suite 3900 Fort Worth, Texas 76102	Copy to: L. Steven Leshin Jenkens & Gilchrist, P.C. 1445 Ross Avenue Suite 3200 Dallas, Texas 75202
(Name, address of agent for service)

(817) 302-7000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

This post-effective amendment no. 1 to Registration Statement on Form S-8 (No. 333-01111) is being filed to add Exhibit 4.5 and Exhibit 4.6.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

(a) Exhibits

The following documents are filed as a part of this registration statement.

Exhibit	Description of Exhibit
4.1**	Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission).

4.2**	Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission).

4.3**	Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission).

4.4**	1995 Omnibus and Incentive Plan for AmeriCredit Corp.

4.5	Amendment No. 1 to 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (incorporated by reference from the registrant’s Proxy Statement for the year ended June 30, 1997, filed by the registrant with the Securities and Exchange Commission).

4.6*	Amendment No. 2 to 1995 Omnibus and Incentive Plan for AmeriCredit Corp.

5.1**	Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1**	Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1**	Power of Attorney.

*	Filed herewith

**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 9, 2006.

AMERICREDIT CORP.

By:	/s/ Chris A. Choate
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Clifton H. Morris, Jr.	Director and Chairman of the Board	February 9, 2006

* Daniel E. Berce	Director, President and Chief Executive Officer	February 9, 2006

/s/ Chris A. Choate Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer	February 9, 2006

John R. Clay	Director	February 9, 2006

A. R. Dike	Director	February 9, 2006

James H. Greer	Director	February 9, 2006

Douglas K. Higgins	Director	February 9, 2006

* Kenneth H. Jones, Jr.	Director	February 9, 2006

*By:	/s/ Chris A. Choate
Chris A. Choate Attorney-in-fact

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
4.1**	Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission).

4.2**	Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission).

4.3**	Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the Commission).

4.4**	1995 Omnibus and Incentive Plan for AmeriCredit Corp.

4.5	Amendment No. 1 to 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp. (incorporated by reference from the registrant’s Proxy Statement for the year ended June 30, 1997, filed by the registrant with the Securities and Exchange Commission).

4.6*	Amendment No. 2 to 1995 Omnibus and Incentive Plan for AmeriCredit Corp.

5.1**	Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1**	Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1**	Power of Attorney.

*	Filed herewith

**	Previously filed